Distribution Financial Services MarineTrust 1999-2
July 17, 2000 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance         430,582,387.89
Beginning Pool Factor              1.00000000

Distribution Allocable to Principal on Notes
                              Prior                             Current
          Class            Prin.Pymts. $1000 orig.prin.bal.   Prin.Pymts.  $1000 orig.prin.bal.
          A-1                $0.00           0.0000000      $9,447,071.94        44.7520675
          A-2                $0.00           0.0000000              $0.00         0.0000000
          A-3                $0.00           0.0000000              $0.00         0.0000000
          A-4                $0.00           0.0000000              $0.00         0.0000000
          A-5                $0.00           0.0000000              $0.00         0.0000000
          A-6                $0.00           0.0000000              $0.00         0.0000000
            B                $0.00           0.0000000              $0.00         0.0000000
            C                $0.00           0.0000000              $0.00         0.0000000

Distribution Allocable to Interest on Notes
                                Prior                                 Current
Class         Rate             Interest Pymt. $1000 orig.prin.bal. Interest Pymts. $1000 orig.prin.bal.
A-1           5.50%               $0.00           0.0000000        $405,612.43         1.9214414
A-2           5.98%               $0.00           0.0000000        $276,908.88         4.9833333
A-3           6.20%               $0.00           0.0000000        $558,666.50         5.1666667
A-4           6.48%               $0.00           0.0000000        $357,517.80         5.4000000
A-5         6.6656%               $0.00           0.0000000        $299,946.45         5.5546668
  B           6.93%               $0.00           0.0000000        $190,575.00         5.7750000
  C           7.61%               $0.00           0.0000000        $139,516.67         6.3416668

Note Balance After Giving Effect to Principal Distribution
                    Class   Beginning Balance          Pool Factor   Ending Balance      Pool Factor
                     A-1       88,497,257.75            1.0000000   $79,050,185.81        374.4715052
                     A-2       55,567,000.00            1.0000000   $55,567,000.00          1.0000000
                     A-3      108,129,000.00            1.0000000   108,129,000.00          1.0000000
                     A-4       66,207,000.00            1.0000000    66,207,000.00          1.0000000
                     A-5       53,999,000.00            1.0000000    53,999,000.00          1.0000000
                       B       33,000,000.00            1.0000000    33,000,000.00          1.0000000
                       C       22,000,000.00            1.0000000    22,000,000.00          1.0000000

Servicing Fee                                                                                              $179,409.33
Servicing Fee Per $1,000 of Orig.Note                                                                        0.3261988

Realized Losses                                                                                            $167,179.30

Reserve Account Balance                                                                                 $20,778,457.60

Payments Received with Respect to Receivables During Most Recently Ended Collection Period              $11,615,295.75
          Interest Payments Received                                                                     $2,955,681.02
          Scheduled Principal Payments Received                                                          $1,795,239.44
          Principal Prepayments Received                                                                 $6,864,375.29

Distribution to Residual Interestholders                                                                         $0.00

Noteholders' Interest Carryover Shortfall                                                                        $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                                    0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in related Collection Period                      $0.00

Ending Pool Balance                                                                                    $421,750,288.86
Ending Pool Factor                                                                                          0.76681856